SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2002

EMCORE CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	0-22175	22-2746503

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Belmont Drive Somerset, New Jersey	08873

(Address of principal offices)	(Zip Code)

(732) 271-9090

Registrant’s telephone number, including area code

Not Applicable

(Former name or former Address, if Changed Since Last Report)

Item 5. OTHER EVENTS.

     On February 6, 2002, EMCORE Corporation (the “Registrant”) filed the Press Release annexed hereto as Exhibit 99.1 which is incorporated herein by reference. The Press Release announced that the Registrant has entered into that certain Asset Purchase Agreement dated February 6, 2002 to acquire the Applied Solar Division of Tecstar, Inc. and Tecstar Power Systems, Inc., annexed hereto as Exhibit 2.1.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

EXHIBITS

2.1	Asset Purchase Agreement dated February 6, 2002, among the Registrant, TPS Acquisition Corporation, Tesctar, Inc. and Tecstar Power Systems, Inc.

99.1	Press Release of the Registrant dated February 6, 2002.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMCORE CORPORATION (Registrant)

By: /s/ THOMAS B. WERTHAN

Thomas G. Werthan Chief Financial Officer

Dated: February 19, 2002

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